LAW OFFICES OF
                         HORACK, TALLEY, PHARR & LOWNDES
                            PROFESSIONAL ASSOCIATION

                            2600 ONE WACHOVIA CENTER
                            301 SOUTH COLLEGE STREET
                      CHARLOTTE, NORTH CAROLINA 28202-6038
                TELEPHONE: 704/377-2500 FACSIMILE: 704/372-2619

STEPHEN L. SMITH
SSmith@HorackTalley.com

                                 January 6, 2003

Seligman Municipal Series Trust
100 Park Avenue
New York, New York 10017

Ladies and Gentlemen:

         With respect to Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Municipal Series Trust, on behalf of the Seligman North Carolina Municipal Series, a separate series, we have reviewed the material with respect to North Carolina Taxes in the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

         We consent to the filing of this consent as an exhibit to the Registration Statement of Seligman Municipal Series Trust and to the reference to us under the heading "North Carolina Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                         Very truly yours,

                                         HORACK, TALLEY, PHARR & LOWNDES


                                         Stephen L. Smith

SLS/pgw